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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 21, 2001, relating to the financial statements and financial highlights of JPMorgan Tax Aware U.S. Equity Fund, which appears in the October 31, 2001 Annual Report to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 14, 2002, relating to the financial statements and financial highlights of JPMorgan Select Large Cap Equity Fund, which appears in the December 31, 2001 Annual Report to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings, "Other Services," "Independent Accountants" and "Financial Statements and Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
October 31, 2002